Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports April 2018

Operational Performance

CHICAGO, May 8, 2018 – United Airlines (UAL) today reported April 2018 operational results.

UAL’s April 2018 consolidated traffic (revenue passenger miles) increased 5.1 percent and consolidated capacity (available seat miles) increased 6.1 percent versus April 2017. UAL’s April 2018 consolidated load factor decreased 0.8 points compared to April 2017.

April Highlights

•	Unveiled new United Polaris Lounge at San Francisco International Airport – the first of four Polaris lounges expected to open this year.

•	Took delivery of first Boeing 737 MAX 9 aircraft. This eco-friendly aircraft features a special livery previously reserved for UAL’s Dreamliner fleet so that employees and customers can easily recognize the plane and its superior fuel efficiency.

•	Honored by the National LGBT Chamber of Commerce and the National Business Inclusion Consortium with the “Best-of-the-Best” designation, lauding the airline’s industry-leading results across all diverse segments, creating a better future for all diverse communities in business.

•	Announced the expansion of personal device entertainment option to all aircraft with DIRECTV live streaming for purchase to provide at least one free entertainment option on all Wi-Fi equipped aircraft (which is any aircraft with more than 70 seats).

About United

United Airlines and United Express operate approximately 4,600 flights a day to 354 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 750 mainline aircraft and the airline’s United Express carriers operate 545 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 191 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

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United Reports April 2018 Operational Performance / Page 2

Preliminary Operational Results

	April				Year-to-Date
	2018	2017	Change		2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	10,887,851	10,054,302	8.3%		39,204,568	37,139,761	5.6%
Mainline	8,884,205	8,209,695	8.2%		31,692,591	30,090,462	5.3%
Regional	2,003,646	1,844,607	8.6%		7,511,977	7,049,299	6.6%
International	7,581,052	7,511,988	0.9%		29,113,168	28,037,509	3.8%
Atlantic	3,018,378	2,780,633	8.6%		10,112,467	9,173,275	10.2%
Pacific	2,657,738	2,729,937	(2.6%)		11,107,597	10,901,456	1.9%
Latin	1,904,936	2,001,418	(4.8%)		7,893,104	7,962,778	(0.9%)
Mainline	1,831,965	1,924,055	(4.8%)		7,589,415	7,661,933	(0.9%)
Regional	72,971	77,363	(5.7%)		303,689	300,845	0.9%
Consolidated	18,468,903	17,566,290	5.1%		68,317,736	65,177,270	4.8%

AVAILABLE SEAT MILES (000)
Domestic	12,704,929	11,552,761	10.0%		46,899,895	44,068,987	6.4%
Mainline	10,300,717	9,347,742	10.2%		37,626,592	35,445,219	6.2%
Regional	2,404,212	2,205,019	9.0%		9,273,303	8,623,768	7.5%
International	9,725,062	9,587,093	1.4%		37,507,260	36,878,999	1.7%
Atlantic	3,861,435	3,602,656	7.2%		13,577,821	13,030,680	4.2%
Pacific	3,546,358	3,542,943	0.1%		14,432,380	14,107,421	2.3%
Latin	2,317,269	2,441,494	(5.1%)		9,497,059	9,740,898	(2.5%)
Mainline	2,216,583	2,336,010	(5.1%)		9,086,231	9,299,878	(2.3%)
Regional	100,686	105,484	(4.5%)		410,828	441,020	(6.8%)
Consolidated	22,429,991	21,139,854	6.1%		84,407,155	80,947,986	4.3%

PASSENGER LOAD FACTOR
Domestic	85.7%	87.0%	(1.3	) pts	83.6%	84.3%	(0.7	) pts
Mainline	86.2%	87.8%	(1.6	) pts	84.2%	84.9%	(0.7	) pts
Regional	83.3%	83.7%	(0.4	) pts	81.0%	81.7%	(0.7	) pts
International	78.0%	78.4%	(0.4	) pts	77.6%	76.0%	1.6	pts
Atlantic	78.2%	77.2%	1.0	pt	74.5%	70.4%	4.1	pts
Pacific	74.9%	77.1%	(2.2	) pts	77.0%	77.3%	(0.3	) pts
Latin	82.2%	82.0%	0.2	pts	83.1%	81.7%	1.4	pts
Mainline	82.6%	82.4%	0.2	pts	83.5%	82.4%	1.1	pts
Regional	72.5%	73.3%	(0.8	) pts	73.9%	68.2%	5.7	pts
Consolidated	82.3%	83.1%	(0.8	) pts	80.9%	80.5%	0.4	pts

ONBOARD PASSENGERS (000)
Mainline	9,221	8,780	5.0%		33,823	32,605	3.7%
Regional	3,660	3,297	11.0%		13,553	12,577	7.8%
Consolidated	12,881	12,077	6.7%		47,376	45,182	4.9%

CARGO REVENUE TON MILES (000)
Total	280,503	265,410	5.7%		1,097,908	1,013,844	8.3%
OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	73.0%	69.0%	4.0	pts
Mainline Completion Factor	99.8%	99.9%	(0.1	) pts

[1]	Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

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United Reports April 2018 Operational Performance / Page 3

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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